                        BEI MEDICAL SYSTEMS COMPANY, INC.
                           1992 RESTRICTED STOCK PLAN
                    AS AMENDED AND RESTATED ON APRIL 24, 2001


1.    PURPOSE.

      The purpose of this Plan is to promote the long-term growth and profitability of the Company and the value of its Common Stock by (i) providing certain individuals who provide services to the Company with increased incentive to contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward persons of exceptional skill for positions of substantial responsibility.

2.    DEFINITIONS.

      Whenever used herein, the following terms shall have the meanings set forth below:

      (A) "Board" or "Board of Directors" means the Board of Directors of BEI Medical Systems Company, Inc.

      (B)   "Code" means the Internal Revenue Code of 1986, as amended.

      (C) "Committee" means the Compensation Committee designated by the Board which shall consist of two (2) or more members of the Board who shall, in the discretion of the Board, consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

      (D) "Common Stock" shall mean the Common Stock, $.001 par value, of BEI Medical Systems Company, Inc.

      (E) "Company" means BEI Medical Systems Company, Inc. and/or its Subsidiaries.

      (F) "Disability" means a permanent and total disability as defined in the BEI Long-term Disability Plan or, if designated by the Committee with respect to a grant under the Plan, Section 22(e)(3) of the Code.

      (G) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (H) "Fair Market Value" means the closing price of the Common Stock as reported on the Nasdaq National Market (or other securities exchange) for the date in question, or if no sales of the Common Stock were reported on such day, the closing price of the Common Stock on the last preceding day when the sale of Common Stock was reported on the Nasdaq National Market.

      (I) "Non-Employee Director" means a member of the Board who either (i) is not a current employee or officer of the Company or any "affiliate," does not receive compensation (directly or indirectly) from the Company or any "affiliate" for

                                       1.

            services rendered as a consultant or in any capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933, as amended ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

      (J) "Outside Director" means a member of the Board who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a member of the Board, or
            (ii) is otherwise considered an "outside director" for purposes of
            Section 162(m) of the Code.

      (K) "Participant" means an individual to whom Restricted Stock is granted under the Plan.

      (L) "Restricted Stock" means Common Stock granted to a Participant pursuant to section 6 of the Plan.

      (M)   "Retirement" means termination of Participant's employment with a
            Company: (i) after Participant has reached 65 years of age, and (ii) after Participant has ten or more years of service with the Companies.

      (N) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 in effect when discretion is being exercised with respect to the Plan.

      (O) "Subsidiary" means a corporation, 50% or more of whose voting securities are owned by the Company.

3.    ADMINISTRATION.

      The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to (i) select Participants, (ii) determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders and the Participants in the Plan. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                                       2.

4.    SHARES AVAILABLE FOR THE PLAN.

      Subject to adjustments as provided in section 12 of the Plan, up to an aggregate of 900,000 shares of Common Stock may be issued pursuant to the Plan. Such reserve is comprised of (i) 350,000 shares reserved for issuance upon adoption of the Plan plus (ii) an additional 350,000 shares approved by the Committee in January 1997 and (iii) 200,000 shares approved by the Board in January 1999. Shares issued under the Plan may be authorized but unissued shares, shares held in the treasury of the Company, or shares purchased on the open market. To the extent any grant under the Plan expires, terminates unexercised, becomes unexercisable or is forfeited, such shares shall thereafter be available for further grants under the Plan.

5.    PARTICIPATION.

      Participation in the Plan shall be limited to those officers, directors, other employees and consultants of the Company who are believed by the Committee to be in a position to make substantial contribution to the success of the Company. Nothing in the Plan or in any grant thereunder shall confer any right on any employee, director or consultant to continue in the employ or service of the Company or shall interfere in any way with the right of the Company to terminate an employee, director or consultant at any time.

      Subject to the provisions of section 12 relating to adjustments upon changes in stock, no person shall be eligible to receive more than one hundred twenty thousand (120,000) shares of Restricted Stock in any fiscal year.

6.    RESTRICTED STOCK.

      The Committee may at any time and from time to time grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it determines. Each grant of Restricted Stock under the Plan shall be evidenced by a restricted stock agreement which shall contain such terms and conditions not inconsistent with the Plan as the Committee shall determine; PROVIDED, HOWEVER, that each grant of Restricted Stock shall satisfy the following requirements:

      (A) Shares of Restricted Stock may be granted as a bonus and issued for no consideration other than services rendered, or may be sold to a Participant at such price and for such consideration as may be determined by the Committee, provided, however, that the Company shall receive the minimum amount required for such shares to be fully paid, nonassessable shares under Delaware law.

      (B) The Committee shall determine and specify for each grant of Restricted Stock the restrictions applicable thereto, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the grant. The Committee may elect to accelerate vesting.

      (C) The Committee may require, at its discretion, that Participants surrender for cancellation any outstanding stock options granted to such Participants pursuant to the Company's stock option plans.

                                       3.

      (D) The Participant shall be required to deposit the shares of Restricted Stock with the Company during the restriction period and to execute a blank stock power therefor.

      (E) The Participant shall, during the restriction period, have all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (or amounts equivalent to dividends), unless the Committee shall otherwise determine.

      (F) Upon termination of a Participant's employment during the restriction period, all shares of Restricted Stock as to which restrictions have not lapsed shall be forfeited; provided, however, that no shares of Restricted Stock shall be forfeited upon termination of employment due to Retirement, Disability or death. In any such event, any remaining restriction period shall terminate for all Restricted Stock of the retired, disabled or deceased Participant, as the case may be. In the event that a Participant forfeits any shares of Restricted Stock, the Company shall reacquire such shares and shall pay to the Participant an amount equal to the amount, if any, paid by the Participant for such shares.

7.    CHANGE IN CONTROL.

      In the event of a Change in Control, any remaining restrictions on all shares of Restricted Stock shall immediately terminate and the Committee, as constituted before such Change in Control, may take any one or more of the following actions: (i) provide for the purchase of such Restricted Stock by the Company, upon a Participant's request in an amount equal to such stock's Fair Market Value; (ii) make additional grants of Restricted Stock as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any grant to be assumed by the acquiring or surviving corporation upon such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement pertaining to such grants as it may deem equitable and in the best interests of the Company.

      For purposes of the Plan, "Change in Control" shall be deemed to have occurred if (a) any entity, person or Group (other than the Company or a Subsidiary) acquires shares of Common Stock in a transaction or in a series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than fifty percent (50%) of the outstanding shares of Common Stock; (b) there is a merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such merger, consolidation or reorganization own less than fifty percent (50%) of the Company's voting power immediately after such merger, consolidation or reorganization (c) there is a sale, lease or other disposition of all or substantially all of the assets of the Company; (d) there is a contested election of directors of the Company which results in a majority of the members of the Board recommended by the Company not being elected (e) there is a change in composition within a sixty (60) day period of a majority of the Company's Board of Directors; or (f) there is any other event or series of events which results in a change in voting power sufficient to elect a majority of the Board. Notwithstanding the foregoing, in no event shall (a) the dividend to be paid to shareholders of the Company on the record date for such dividend of one share of the Common Stock of BEI

                                       4.

Technologies, Inc. for each share of Common Stock of the Company then owned by each such shareholder, (b) any transfer of assets of the Company in connection with such dividend, or (c) a change in the composition of the Board of Directors of the Company in connection with such dividend constitute a "Change in Control" for any purpose under the Plan.

      A "Group" shall consist of two or more persons acting as a partnership, limited partnership, syndicated, or other group for the purpose of acquiring, holding or disposing of voting securities of the Company.

8.    WITHHOLDING TAXES.

      The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for Common Stock issued thereunder, that the Participant pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Common Stock. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant any federal, state or local taxes of any kind required by law or be withheld with respect to any grant or to the delivery of Common Stock under the Plan.

      Subject to Committee approval, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares of Restricted Stock) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with a grant or a delivery of Common Stock under the Plan. Such election must be made on or before the date the amount of tax is to be withheld is determined and, if applicable, subject to rules and regulations under Section 16(b) of the Exchange Act. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value on the date last preceding the date the amount of tax to be withheld is determined.

9.    TRANSFERABILITY.

      No Restricted Stock granted under the Plan shall be transferable other than by will or the laws of descent and distribution during the restriction period.

10.   LISTING AND REGISTRATION.

      If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any Restricted Stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such shares shall be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

                                       5.

11.   TRANSFERS.

      Transfer of a Participant from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another shall not be considered a termination of employment or service. Nor shall it be considered a termination of employment or service if a Participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment or service relationship; in such a case, the employment or service relationship shall be continued until the date when the Participant's employment or service shall be terminated.

12.   ADJUSTMENTS.

      In the event of any change affecting shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, spin-off, or any other change in the corporate structure of BEI Medical Systems Company, Inc. or the Common Stock, the Committee shall make such substitution or adjustment as appropriate in the number and kind of shares reserved for issuance under the Plan and in the number and kind of shares covered by grants made under the Plan.

13.   TERMINATION AND MODIFICATION OF PLAN.

      The Board of Directors, without further approval of the stockholders, may amend, suspend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if such approval would be required for continued compliance with Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

      The Committee may amend or modify the grant of any outstanding Restricted Stock in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which restrictions on shares are to be removed, except that no modification may be made that would materially adversely affect any grant previously made under the Plan without the written approval of the Participant. The Committee is authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

14.   EFFECTIVE DATE.

      The Plan shall be effective as of January 1, 1992.


                                       6.

                           RESTRICTED STOCK AGREEMENT

                        BEI MEDICAL SYSTEMS COMPANY, INC.

                                      WITH

                         ______________________, GRANTEE


      THIS AGREEMENT is made as of __________, 200__, between BEI MEDICAL SYSTEMS COMPANY, INC., a Delaware corporation (the "Company"), and the Grantee named above (the "Grantee").

                                   WITNESSETH:

      WHEREAS, the Grantee has provided valuable services to the Company;

      WHEREAS, the Company desires to issue, and the Grantee desires to receive, shares of the Company's common stock as herein described, on the terms and conditions set forth; and

      WHEREAS, the issuance of common stock hereunder is in connection with and pursuant to the Plan, a compensatory benefit program of the Company for the participation of its employees, directors, officers, consultants and advisors and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

      NOW, THEREFORE, IT IS AGREED between the parties as follows:

15. Pursuant to the Plan, the Company grants to the Grantee, and the Grantee accepts from the Company, the following rights to acquire the Company's common stock, $0.001 par value (the "Restricted Stock"):

      (A) Number of shares of Restricted Stock subject to the award: ________ shares (THE "AWARD")

      (B) In the event that the Grantee's service with the Company or any Subsidiary (as defined in the Plan) ceases for any reason other than due to Retirement, Disability or death during the period of four (4) years from the date of this Agreement (the "Restriction Period"), all Restricted Stock constituting the Award as to which vesting has not occurred according to the schedule listed in paragraph 1(d) shall be forfeited.

      (C) The Grantee agrees that the shares of the Restricted Stock constituting the Award shall be deposited with the Company during the Restriction Period, and the Grantee agrees to have executed a stock power in blank pertaining thereto, in the form set forth in Exhibit A attached hereto.


                                       7.

      (D) The forfeiture restriction of Section 1(b) above shall lapse on the following dates as to the below listed percentage of Restricted Shares constituting the Award:

             DATES1                          NO. OF SHARES

            __/__/0X+1                      25% of the Award
            __/__/0X+2                      Additional 25% of the Award
            __/__/0X+3                      Additional 25% of the Award
            __/__/0X+4                      Final 25% of the Award1

      (E) Subject to the provisions of paragraph 1(c), during the Restriction Period, the Grantee shall have the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends.

16. Upon termination of the Grantee's service with the Company during the Restriction Period, all shares of Restricted Stock as to which the restrictions have not lapsed shall be forfeited, PROVIDED, HOWEVER, that no shares of Restricted Stock shall be forfeited upon termination of service due to Grantee's Retirement (as defined in the Plan), Disability (as defined by the Plan) or death. In the event of the Grantee's Retirement, Disability or death, any remaining Restriction Period shall terminate for all Restricted Stock constituting the Award and the Company shall deliver such Restricted Stock to or for the benefit of Grantee free of the restrictions. In the event that the Grantee forfeits any shares of Restricted Stock, the Company shall reacquire such shares and shall pay to the Grantee an amount equal to the amount, if any, paid by the Grantee for such shares.

17. Upon lapse or relapse of the restrictions, the Grantee shall remit to the Company the amount of any federal, state or local taxes of any kind required by law to be withheld by the Company prior to delivery of the shares of Restricted Stock being released from the restrictions or may otherwise arrange to pay such taxes in accordance with the Plan. The Grantee is hereby advised that the acquisition, and lapsing of restrictions with respect to, the Restricted Stock may have adverse tax consequences to the Grantee which may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code, as amended (the "Code"). Such election must be filed within thirty (30) days after the date of this Agreement. GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER OWN RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF GRANTEE REQUESTS THE COMPANY TO MAKE THE FILING ON HIS OR HER BEHALF.


------------------------
1 To the extent that, on any of such dates, the trading of the Restricted Stock by Grantee either (i) would result in liability to the Grantee under Rule 10b-5 as promulgated under the Securities Exchange Act of 1934, as amended (THE "EXCHANGE ACT"), or (ii) would be prohibited under the Company's trading window policy designed to prevent violations of Rule 10b-5, then the lapse of the restriction to occur on such date shall be delayed until the first date on which the Grantee could trade the Restricted Stock without either incurring liability under Rule 10b-5 or violating the Company's insider trading window policy.


                                       8.

18. In the event of a Change in Control (as defined in the Plan) at the option of the Grantee, the Award shall become immediately released from all restrictions and a certificate or certificates representing the award shall be delivered to the Grantee.

19. Grantee acknowledges that the Restricted Stock to be issued pursuant to this Agreement has not been registered under the Securities Act, and that such Restricted Stock is deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Securities Act. In this connection, Grantee warrants and represents to the Company that Grantee is holding such Restricted Stock for Grantee's own account and Grantee has no present intention of distributing or selling such Restricted Stock except as permitted under the Securities Act. Grantee further warrants and represents that Grantee has either (i) a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his or her own interests in connection with the receipt of the Restricted Stock by virtue of the business or financial expertise of any professional advisors to Grantee who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly. Grantee further acknowledges that the exemption from registration under Rule 144 will not be available for at least two (2) years from the date of sale of the Restricted Stock, unless at least one (1) year from the date of sale (i) a public trading market then exists for the common stock of the Company,
      (ii) adequate information concerning the Company is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Restricted Stock may be made only in limited amounts in accordance with such terms and conditions. The Grantee further acknowledges that exemption from registration under Rule 701 will not be available until ninety (90) days after the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. After such date, the Restricted Stock may be resold by persons other than affiliates in reliance on Rule 144 without compliance with paragraphs (c),
      (d), (e) and (h) thereof, and by affiliates without compliance with paragraph (d) thereof.

20. All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

      (A) "The shares represented by this certificate are unvested and subject to forfeiture in accordance with the Restricted Stock Agreement between the Company and the registered holder, or the predecessor in interest, a copy of which is on file at the Company's principal office. Any transfer or attempted transfer of the shares represented by this certificate is void without the prior express written consent of the Company."

      (B) "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. They may not be sold or offered for sale or otherwise distributed unless the securities are registered under the Securities Act or an exemption therefrom is available."

                                       9.

21. The Award shall be non-assignable and non-transferable, except by will or under the laws of descent and distribution. The Grantee shall not sell, assign or otherwise transfer the Restricted Stock as to which the restriction shall not have lapsed, other than by will or the laws of descent and distribution. Without in any way limiting the foregoing, the Grantee further agrees that the Grantee shall in no event make any disposition of all or any portion of the Restricted Stock constituting the Award unless and until:

      (A) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

      (B) The Grantee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and an opinion of its own counsel to the effect that such disposition will not require registration of the Restricted Stock under the Securities Act, and such opinion of its counsel shall have been concurred in by counsel for the Company, such concurrence not to be unreasonably withheld, and the Company shall have advised it of such concurrence.

22. The Grantee hereby acknowledges receipt of a copy of the Plan. The rights granted thereunder are governed by, and are subject in all respects to, the terms and conditions of the Plan and the rules and regulations promulgated pursuant to the Plan. In the event of any conflict between (a) this Agreement and (b) the Plan or any rules or regulations promulgated pursuant to the Plan, the terms of the Plan, together with its rules and regulations shall control.

23. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

24. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

25. This Agreement shall be governed by the laws of the State of New Jersey without regard to principles of conflict of laws which would result in the application of the laws of another state.

26. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon the Grantee, his or her heirs, executors, administrators, successors and assigns.

27. This Agreement does not constitute an employment contract nor shall be deemed to create in any way whatsoever any obligation on the Grantee's part to continue in the employ of the Company or any affiliate of the Company, or to limit the ability of the


                                      10.

      Company or any Subsidiary (as defined in the Plan) to terminate Recipient's employment with the Company or affiliate of the Company at any time, for any reason or for no reason.

28. This Agreement, together with the Exhibits hereto, constitutes the entire, final and exclusive statement of the agreement of the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BEI MEDICAL SYSTEMS COMPANY, INC.      GRANTEE


By:
   --------------------------------            ---------------------------------

Name:                                  Address:
     ------------------------------            ---------------------------------

Title:
      -----------------------------            ---------------------------------

                                    EXHIBIT A
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, __________________________________, hereby sells, assigns and transfers unto BEI MEDICAL SYSTEMS COMPANY, INC. (the "Company") ___________________________ (______) shares of the common stock of the Company, standing in the undersigned's name on the books of said Company represented by Certificate No. ___________ herewith and do hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:
      ------------------, ----

                                 Signature
                                          --------------------------------------


                                      11.